Exhibit 99.1

Gladstone Investment Reports Financial Results for the First Quarter Ended June 30, 2006

     MCLEAN, Va.--(BUSINESS WIRE)--Aug. 2, 2006--Gladstone Investment Corp. (NASDAQ:GAIN):

     --   Net Investment Income was $2.6 million or $0.16 per common share

     -- Net Increase in Net Assets From Operations was $1.3 million or $0.08 per common share

     Gladstone Investment Corp. (NASDAQ:GAIN) (the "Company") today announced earnings for the first quarter ended June 30, 2006. All per share references are per basic and diluted weighted average common share outstanding, unless otherwise noted.
     Net Investment Income for the first quarter ended June 30, 2006 was $2,581,164 or $0.16 per share as compared $19,800 or $0.00 for the period June 22, 2005 (commencement of operations) to June 30, 2005.
     Net Increase in Net Assets Resulting from Operations for the first quarter ended June 30, 2006 was $1,277,048 or $0.08 per share as compared $19,800 or $0.00 for the period June 22, 2005 (commencement of operations) to June 30, 2005.
     Total assets were $228,699,044 at June 30, 2006 as compared to $230,323,807 or on March 31, 2006. Net asset value was $13.75 per actual common share outstanding at June 30, 2006 as compared to $13.88 per actual common share at March 31, 2006.
     The weighted average yield on our portfolio of investments, excluding cash and cash equivalents, was 8.77% for the first quarter ended June 30, 2006.
     During the first quarter ended June 30, 2006 the Company recorded the following activity:

     -- Acquired interests in eight new syndicated loans for approximately $30 million;

     --   Sold three syndicated loans for approximately $15.5 million;

     -- Recorded net unrealized depreciation on its investments of approximately $1.3 million; and

     -- Recognized an aggregate of $3,273 of realized gains related to the sale of four loan participations.

     At June 30, 2006, the Company held 24 non-control/non-affiliate investments, three control investments and cash investments, totaling an aggregate cost basis of $210 million and fair value of nearly $209 million.


                  Condensed Schedule of Investments
                            June 30, 2006

Investment Type                                Cost       Fair Value
----------------------------------------------------------------------
Total Non-Control/Non-Affiliate
 Investments                                114,228,222   113,251,478
Total Control Investments                    56,246,318    56,028,640
Total cash equivalents                       39,558,107    39,558,107
                                           ------------- -------------
Total investments and cash equivalents     $210,032,647  $208,838,225
                                           ------------- -------------


     "Since the inception of our fund on June 22, 2005, we have invested over $170 million, bringing our total portfolio investments to 80% at quarter end. We are reviewing many buyout opportunities and anticipate reporting additional buyout activity for the second quarter," said Chip Stelljes, President and Chief Investment Officer.

     Subsequent to June 30, 2006, the Company:

     -- Purchased additional loan participations of two portfolio companies of approximately $0.5 million;

     --   Purchased two new loan participations of approximately $5.0 million;

     --   Sold one loan participation for $1.0 million; and

     -- Declared monthly cash dividends of $0.07 per common share for each of the months of July, August and September of 2006.

     The Company will hold a conference call Thursday, August 3, 2006 at 9:30 am EDT to discuss first quarter earnings. Please call (877) 407-0782 to enter the conference. An operator will monitor the call and set a queue for the questions.
     A replay of the conference call will be available through September 3, 2006. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 210002. The online replay will be available approximately two hours after the call concludes.
     The live audio broadcast of Gladstone Investment's quarterly conference call will be available online at www.GladstoneInvestment.com and www.investorcalendar.com. The online replay will follow shortly after the call.
     Gladstone Investment Corporation is an investment company that seeks to make debt and equity investments in small and mid-sized private businesses in the U.S. in connection with acquisitions, changes in control and recapitalizations. For more information please visit our website at http://www.GladstoneInvestment.com.
     For further information contact our Investor Relations Manager, Kelly Sargent at 703-287-5835.
     This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company. Words such as "believes," "expects," "anticipates," "estimated," "approximately" "projects" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk factors" of the Company's Form 10-K dated March 31, 2006, as filed with the Securities and Exchange Commission on June 14, 2006. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                   GLADSTONE INVESTMENT CORPORATION
                        STATEMENT OF OPERATIONS
                              (UNAUDITED)


                                                       For the period
                                                       June 22, 2005
                                      For the three   (Commencement of
                                       months ended    Operations) to
                                      June 30, 2006    June 30, 2005
                                     ---------------- ----------------

INVESTMENT INCOME
  Interest income
    Non-Control/Non-Affiliate
     investments                     $     1,964,480  $             -
    Control investments                    1,190,302                -
    Cash and cash equivalents                708,340           48,198
                                     ---------------- ----------------
    Total interest income                  3,863,122           48,198
  Other income                                   316                -
                                     ---------------- ----------------
      Total investment income              3,863,438           48,198
                                     ---------------- ----------------

EXPENSES
  Administration fee                         115,389           27,083
  Base management fee                        801,309                -
  Directors fees                              43,250                -
  Insurance expense                           72,611                -
  Professional fees                           79,748                -
  Stockholder related costs                   93,766              635
  Interest expense                                 -              378
  Taxes and licenses                          57,107                -
  Other expenses                              19,094              302
                                     ---------------- ----------------
      Total expenses                       1,282,274           28,398
                                     ---------------- ----------------
NET INVESTMENT INCOME                      2,581,164           19,800
                                     ---------------- ----------------

REALIZED AND UNREALIZED GAIN (LOSS)
 ON INVESTMENTS
    Realized gain on sale of Non-
     Control/Non-Affiliate
     investments                               3,273                -
    Net unrealized depreciation of
     investment portfolio                 (1,307,389)               -
                                     ---------------- ----------------
      Net loss on investments             (1,304,116)               -
                                     ---------------- ----------------


NET INCREASE IN NET ASSETS RESULTING
 FROM OPERATIONS                     $     1,277,048  $        19,800
                                     ================ ================

NET INCREASE IN NET ASSETS RESULTING
 FROM OPERATIONS PER COMMON SHARE:
    Basic and Diluted                $          0.08  $          0.00
                                     ================ ================

SHARES OF COMMON STOCK OUTSTANDING:
    Basic and diluted weighted
     average shares                       16,560,100       14,400,100


                   GLADSTONE INVESTMENT CORPORATION
                  STATEMENT OF ASSETS AND LIABILITIES
                              (UNAUDITED)

                                             June 30,      March 31,
                                               2006          2006
                                           ------------- -------------

ASSETS
Non-Control/Non-Affiliate investments
 (Cost 6/30/06: $114,228,222; 3/31/06:
 $97,423,004)                              $113,251,478  $ 97,585,972
Control investments (Cost 6/30/06:
 $56,246,318; 3/31/06: $55,846,318)          56,028,640    55,796,318
                                           ------------- -------------
Total investments at fair value (Cost
 6/30/06: $170,474,540; 3/31/06:
 $153,269,322)                              169,280,118   153,382,290
Cash and cash equivalents                    58,283,609    75,672,605
Interest receivable                             911,817       761,388
Prepaid directors fees                          108,750             -
Prepaid insurance                                27,262        99,874
Due from Adviser                                      -       234,551
Other assets                                     87,488       173,099
                                           ------------- -------------
TOTAL ASSETS                               $228,699,044  $230,323,807
                                           ============= =============


LIABILITIES
Accounts payable                           $     11,583  $          -
Administration fee payable to Gladstone
 Administration                                 115,389       110,002
Base management fee payable to Gladstone
 Management                                     801,309             -
Accrued expenses                                124,876       367,031
Other liabilities                                 4,763         5,077
                                           ------------- -------------
Total Liabilities                             1,057,920       482,110
                                           ------------- -------------
NET ASSETS                                 $227,641,124  $229,841,697
                                           ============= =============

ANALYSIS OF NET ASSETS:
Common stock, $0.001 par value,
 100,000,000 shares authorized and
 16,560,100 issued and outstanding,
 respectively                              $     16,560  $     16,560
Capital in excess of par value              230,229,279   230,229,279
Net unrealized (depreciation) appreciation
 of investment portfolio                     (1,194,421)      112,968
Distributions in excess of net investment
 income                                      (1,410,294)     (517,110)
                                           ------------- -------------
Total Net Assets                           $227,641,124  $229,841,697
                                           ============= =============
Net assets per share                       $      13.75  $      13.88
                                           ============= =============


                   GLADSTONE INVESTMENT CORPORATION
                         FINANCIAL HIGHLIGHTS
                              (UNAUDITED)

                                                       For the period
                                                       June 22, 2005
                                      For the three   (Commencement of
                                       months ended    Operations) to
                                      June 30, 2006    June 30, 2005
                                     ---------------------------------
Per Share Data (1)
------------------
  Balance at beginning of period     $         13.88  $             -
  Net proceeds from initial public
   offering (2)                                    -            13.95
                                     ---------------------------------
  Offering costs                                   -            (0.05)

  Income from investment operations:
    Net investment income (3)                   0.16                -
    Realized gain on sale of
     investments (3)                            0.00                -
    Net unrealized appreciation of
     investments (3)                           (0.08)               -
                                     ---------------------------------
  Total from investment operations              0.08                -
                                     ---------------------------------
    Distributions                              (0.21)               -
                                     ---------------------------------
  Net asset value at end of period   $         13.75  $         13.90
                                     =================================

  Per share market value at
   beginning of period               $         14.90  $         15.00
  Per share market value at end of
   period                                      15.00            15.05
  Total Return (4)                              2.13%            0.33%
  Shares outstanding at end of
   period                                 16,560,100       14,400,100

  Ratios/Supplemental Data
  ------------------------
  Net assets at end of period        $   227,641,124  $   200,137,980
  Average net assets (5)             $   227,718,666  $   200,137,980
  Ratio of expenses to average net
   assets (annualized)                          2.25%            0.06%
  Ratio of net investment income to
   average net assets (annualized)              4.53%            0.04%

  (1) Based on actual shares outstanding.

  (2) Net of initial underwriting discount of $1.05 per share.

  (3) Based on weighted average basic per share data.

  (4) Total return equals the change in the market value of the Company's common stock from the beginning of the period taking into account dividends reinvested in accordance with the terms of our dividend reinvestment plan.

  (5) Calculated using the average of the ending monthly net assets for the respective periods.


     CONTACT: Gladstone Investment Corp.
              Kelly Sargent, 703-287-5835